LOAN AGREEMENT


         THIS LOAN AGREEMENT, made this 17th day of August, 2000 by and between:

         OLDE MONMOUTH CAPITAL CORP., a New Jersey corporation having its principal offices located at 77 Memorial Highway, Atlantic Highlands, New Jersey 07716 (hereinafter "LENDER")

                                       AND

         ARCTURUS VENTURES, INC., a Nevada corporation having its principal offices at 77 Memorial Highway, Atlantic Highlands, New Jersey 07716 (hereinafter "LENDER") 2424 N. Federal Highway, Suite 255, Boca Raton, Florida 33431 (hereinafter "BORROWER")

WITNESSETH THAT:

         WHEREAS, BORROWER is a blank check company which intends to make a public offering of its securities pursuant to SEC Rule 419, and pursuant to such offering BORROWER intends to escrow all proceeds received in the Escrow Account with Summit Bank and, accordingly, will not use any of the funds for working capital, as a result of which BORROWER anticipates needing working capital in order to meet its costs and expenses;

         WHEREAS, LENDER, as the founder and the primary shareholder of BORROWER, for its business purposes is willing to loan to BORROWER a total sum equal to the gross proceeds raised in the offering, up to a total of Forty Thousand Dollars ($40,000) on certain terms and conditions; and

         WHEREAS, BORROWER desires to borrow such funds in order to meet its costs and expenses pending release of the escrowed proceeds of the offering; on certain terms and conditions; and

         WHEREAS, the parties have negotiated and reached certain understandings with respect to the terms and conditions and they desire a written document to evidence and formalize their understandings;

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants contained herein, the parties have agreed as follows:

1. (a) On the terms and conditions of this Loan Agreement, LENDER shall, as provided in Paragraph 2(a)


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below,  lend to BORROWER a sum equal to the gross proceeds of BORROWER's  public offering, which proceeds will be escrowed with Summit Bank, 950 Highway 36, Leonardo, New Jersey 07737.. On the terms and conditions of this Agreement, BORROWER may borrow any sums, from time to time during the term of this Loan Agreement, up to the total proceeds raised in such public offering and escrowed with Summit Bank.

(b) On the terms and conditions of this Loan Agreement LENDER may, as provided in Paragraph 2(b) below, lend to BORROWER any sum which LENDER, in its sole discretion, may determine. LENDER shall be under no obligation to make any loan either (i) prior to successful completion of the offering or (ii) in excess of the gross proceeds of the offering.

2. (a) The contracted loan shall be made in installment draws from time to time at any time after successful completion of the public offering by BORROWER (i.e.,after the sale by BORROWER of at least 24,000 Units) on the next banking day after any request made by BORROWER, provided that the sum requested, when added to all prior loans hereunder shall not exceed the total gross proceeds of the offering.

(b) Any discretionary loans shall be made at any time, and from time to time, as LENDER may determine in response to a request from BORROWER.

(c) The interest on all loans made by LENDER to BORROWER shall be equal to that being paid by the escrow, Summit Bank, on the proceeds deposited with it in the Escrow Account.

3. The purpose of this Loan Agreement is to permit BORROWER to have working capital with which to meet its costs and expenses until release of the escrowed funds in accordance with SEC Rule 419. LENDER acknowledges that:
         (a) any and all loans which may be made hereunder are unsecured, and LENDER has no lien on the escrow account at Summit Bank or in the funds deposited therein; and
         (b) investors in the offering have the right to a "reconfirmation vote", and may vote not to reconfirm their investments in BORROWER, in which event the escrowed funds attributable to such non-reconfirming investors will be returned to them, with the interest earned thereon, and the amount of the funds released to BORROWER may be less than the original gross proceeds and therefore less than the contracted loan; and
         (c) insufficient investors in the offering may vote to reconfirm their investments, in which event all funds and the interest earned thereon would be returned to the subscribers in the offering and no funds would be released to BORROWER which would therefore lack funds for repayment of the loans or any interest thereon.

4. (a) Upon release to it of any of the escrowed funds, following the reconfirmation vote, BORROWER shall


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promptly repay to LENDER all loans made hereunder,  whether  contracted loans or discretionary loans, and the interest thereon, to the full extent of the proceeds released if necessary, except as specifically provided in sub-paragraph (c) below..

(b) If the proceeds released to BORROWER are insufficient to repay fully the loans and the interest thereon, LENDER may, in its sole discretion, convert any un-repaid principal and interest into Common Stock of the BORROWER. Such conversion shall be at a price per share of ten cents ($ 10), the offering price in BORROWER's public offering. Such shares shall be restricted as to further transfer and LENDER shall take such shares for investment purposes. LENDER shall be under no obligation to make any conversion. To the extent that the loans and the interest thereon are not fully repaid, and LENDER does not convert all of the un-repaid balance, BORROWER shall promptly issue to LENDER its promissory note, due within twenty-four months after issuance, in a principal amount equal to the un-repaid and un-converted balance of loans and interest thereon, which principal amount shall bear simple interest, payable quarterly in arrears, at the rate of twelve percent (12%) per annum.

(c) In the event that the proceeds released to BORROWER, if fully or partially used to repay loans hereunder, would not permit BORROWER to meet its commitments under any acquisition or merger agreement, BORROWER shall retain the funds required. LENDER shall have the conversion privilege set forth in sub-paragraph
(b) above and in the event that LENDER does not elect to convert all of the unpaid principal and interest, BORROWER shall issue its promissory note as provided in such sub-paragraph.

5. All notices to a party shall be deemed given when mailed by registered or certified mail to the address at the head of this Loan Agreement or such other address as may be substituted therefor.

6. This Agreement is the entire Agreement among the parties. No alteration, modification, or waiver of term or condition hereof shall be binding unless in writing and signed by all parties.

7. This Agreement may be amended only with the written approval of the party to be charged therewith; provided, however, that no such amendment may be made that would cause a breach of any warranty or representation herein or cause any breach by BORROWER of SEC Rule 419.

8 Whenever required by the context hereof: the masculine gender shall be deemed to include the feminine and neuter; and the singular member shall be deemed to include the plural. Time is expressly declared to be of the essence of this Agreement.

9. It is the intent of the parties that this Agreement shall be construed and interpreted, and that all questions


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arising  hereunder  shall be determined in accordance with the provisions of the laws of the State of New Jersey.

10. Any controversy, claim or dispute arising out of or resulting from this Agreement, or the breach thereof, that cannot be resolved by negotiation, shall be resolved by arbitration, to be held in Atlantic Highlands, NewJersey, in accordance with the rules and regulations of the American Arbitration Association, except that the provisions for discovery shall be as set forth in the Rules of Civil Procedure then in effect in New Jersey. Failure of a party to participate or cooperate shall constitute grounds for default judgment. The arbitrator shall award legal fees and costs to the prevailing party. The decision of the arbitrator shall in each case, including awards and the allocation of costs, be final and binding upon the parties. Judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof.

11. This Agreement may be executed in two or more counterparts, any one of which shall be deemed to be an original.

12. No agent, broker, person, or firm acting on behalf of either party or any of their subsidiaries or under the authority of any of them is or will be entitled to any commission or broker's or finder's fee or financial advisory fee in connection with any of the transactions contemplated herein.




         IN WITNESS WHEREOF, and intending to be legally bound, the parties have hereunto set their hands and seal the day and year first above written.


                                            ARCTURUS VENTURES INC. (Borrower)


ATTEST:

                                            BY:  /s/ Matthew Troster   Pres.
                                                 -------------------
                                                     Matthew Troster
/s/ Manuel Iglesias
-------------------
Secretary


                                            OLDE MONMOUTH CAPITAL CORP. (Lender)


ATTEST:

                                            BY:  /s/ John Catricola   Pres.
                                                 -------------------
                                                     John Catricola
/s/ Manuel Iglesias
-------------------
Secretary


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